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                                                                    Exhibit 32.1

             Certification of President and Chief Executive Officer

         The undersigned President and Chief Executive Officer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that to the best of my knowledge, the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.

                                           /s/ David. G. Powers
                                           -----------------------------------
                                           David G. Powers
                                           President and Chief Executive Officer

Date: November 6, 2003

         A signed original of this written statement required by Section 906, or other document authenticating acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to United Community Bankshares of Florida, Inc. and will be furnished by United Community Bankshares of Florida, Inc. to the Securities and Exchange Commission or its staff upon request.

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